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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 2-74613 on Form S-16 and No. 33-66474 on Form S-8 of EnergySouth, Inc. (the "Company"), as successor to Mobile Gas Service Corporation, No. 333-02271 on Form S-3, and No. 333-103713 on Form S-8 of the Company, of our report dated November 25, 2003, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 17, 2003